UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2012

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio		44114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 706-2960

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On May 30, 2012 TransDigm Group Incorporated announced the passing of Albert J. Rodriguez, Executive Vice President of Business Development and Mergers & Acquisitions on Friday, May 25, at the age of 51 in Waco, Texas. Al Rodriguez had been with TransDigm since its founding in 1993 and was directly involved in most of the Company’s acquisitions and integration activities over that period.

On May 30, 2012, TransDigm also announced that Bernt G. (Bernie) Iversen, II, has been appointed Executive Vice President of Business Development and Mergers & Acquisitions. He succeeds Albert J. Rodriguez. Iversen has extensive aerospace experience, most recently as Executive Vice President responsible for a group of TransDigm business units. Bernie has been with TransDigm since the Company’s founding in 1993, holding various management positions, each with increasing levels of responsibility. He has been directly involved with numerous acquisitions and integration activities.

Copies of the press releases are attached to this Report as Exhibits 99.1 and 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued May 30, 2012

99.2	Press Release issued May 30, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Name: Gregory Rufus
Title: Executive Vice President, Chief Financial Officer and Secretary

Dated: May 30, 2012

EXHIBIT INDEX

99.1	Press Release issued May 30, 2012

99.2	Press Release issued May 30, 2012